Exhibit 10.1

AMENDMENT NO. 2 TO FORWARD SHARE PURCHASE AGREEMENT

This Amendment No. 2 to Forward Share Purchase Agreement (this “Amendment”) is entered into as of December 13, 2019, by and among Kaleyra, Inc. (f/k/a GigCapital, Inc.), a Delaware corporation (the “Company”), Greenhaven Road Capital Fund 1, LP, a Delaware limited partnership (“Greenhaven Fund 1”), and Greenhaven Road Capital Fund 2, LP, a Delaware limited partnership (“Greenhaven Fund 2” and together with Greenhaven Fund 1, “Greenhaven”). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

Recitals

WHEREAS, the Company and Greenhaven desire to amend the Forward Stock Purchase Agreement (the “Purchase Agreement”), dated September 27, 2019, as amended on October 3, 2019, as provided below.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Amendment to Purchase Agreement.

a.	Section 1.a. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“a. Forward Share Purchase. Subject to the conditions set forth in Section 4, Greenhaven shall sell and transfer to the Company, and the Company shall purchase from Greenhaven, that number of Shares that the Rights (including the Additional Rights (as defined below)) convert into upon the closing of the Business Combination at the following purchase price: (1) $11.00 per Share for the first 196,195 Shares sold to the Company; (2) $10.70 per Share for the next 250,000 Shares sold to the Company; and (3) $10.50 per Share for the next 550,000 Shares sold to the Company (collectively, the “Share Purchase Price”).”

b.	Section 4.c. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“c. Open Market Sale. Notwithstanding anything to the contrary herein, the parties agree that Greenhaven shall after the closing of the Business Combination have the right but not the obligation to sell its Shares that the Rights convert into in blocks of at least 25,000 Shares (the “Minimum Block Size Condition”) in the open market if the sale price exceeds $8.50 per Share, or, without meeting the Minimum Block Size Condition, Greenhaven shall have the right but not the obligation to sell any or all of its Shares that the Rights convert into in the open market if the share price equals or exceeds $10.50 per Share. In furtherance of the foregoing, Greenhaven shall have the right to sell such Shares at any time provided that the price received by Greenhaven (not including any commissions due by Greenhaven for the sale) is at least $10.50 (or at least $8.50 if Greenhaven meets the Minimum Block Size Condition). In the event that Greenhaven sells any Shares (including and Additional Shares), as provided in this Section 4.c., at a sale price of less than $10.50, and provided that Greenhaven meets the Minimum Block Size Condition, it shall provide notice to the Company within three (3) Business Days of such sale, and such notice shall include the date of the sale, the number of Shares sold, and confirmation that the sale price per Share was greater than $8.50, and the Company shall pay Greenhaven in accordance with Greenhaven’s written instructions an amount equal to (x) the number of Shares (including any Additional Shares) sold multiplied by (y) the amount by which $10.50 exceeds the sale price per Share.”

2. Effect of Amendment. Except as specifically set forth in this Amendment, all the terms, conditions and covenants set forth in the Purchase Agreement shall remain unmodified and in full force and effect and are ratified in all respects.

3. General Provisions.

a. After the effective date of this Amendment, any reference to the Purchase Agreement shall mean the Purchase Agreement as supplemented by this Amendment. Notwithstanding anything to the contrary in the Purchase Agreement, in the event of a conflict between the terms and conditions of this Amendment and those contained within the Purchase Agreement, the terms and conditions of this Amendment shall prevail.

b. By signing below, each of the signatories hereto represent that they have the authority to execute this Amendment and to bind the party on whose behalf this Amendment is executed.

c. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first set forth above.

GREENHAVEN:

Greenhaven Road Capital Fund 1, LP,

By:	/s/ Scott Miller
Name: Scott Miller
Title: Authorized Person

Address for	8 Sound Shore Drive, Suite 190, Greenwich CT 06830

Greenhaven Road Capital Fund 2, LP

By:	/s/ Scott Miller
Name: Scott Miller
Title: Authorized Person

Address for	8 Sound Shore Drive, Suite 190, Greenwich CT 06830

COMPANY:

Kaleyra, Inc.

By:	/s/ Dario Calogero
Name: Dario Calogero
Title: Chief Executive Officer and President

[Signature Page to Amendment No. 2 to Forward Share Purchase Agreement]